Exhibit (h)(21) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

SECOND AMENDMENT TO SERVICES AGREEMENT

This SECOND AMENDMENT TO SERVICES AGREEMENT, dated and effective as of March 1, 2016, (this “Second Amendment”), is made between FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust (the “Adviser”), and FEDERATED ADVISORY SERVICES COMPANY, a Delaware statutory trust (“FASC”). Capitalized terms used, but not defined, in this Amendment have the meanings given to such terms in the Services Agreement (as defined below).

RECITALS

WHEREAS, the Adviser and FASC have entered into that certain Services Agreement dated as of January 1, 2004 (as amended, the “Services Agreement”), pursuant to which FASC provides certain performance attribution and administration and risk management services to Adviser in connection with Adviser providing investment advisory or sub-advisory services to investment companies registered under the Investment Company Act of 1940 (“1940 Act”) and/or separate accounts not required to be so registered (collectively, “Accounts”);

WHEREAS, the Adviser and FASC have entered into the Amendment to Services Agreement dated as of March 30, 2009 (the “Amendment”), pursuant to which the Services indicated in Exhibit A to the Services Agreement were amended solely with respect to Accounts that are not investment companies registered under the 1940 Act, to provide that, as part of the administration and risk management services provided by FASC, FASC may provide certain coordination of client portfolios and related fixed income trade execution implementation and administration services to Adviser when Adviser is acting as adviser or sub-adviser with respect to such Accounts; and

WHEREAS, the Adviser and FASC desire to amend the Services indicated in Exhibit A to the Services Agreement, as amended, solely with respect to Accounts for which the Adviser trades in equity securities, equity derivatives and other related equity investments as part of the investment strategy for the Account, to provide that FASC may provide equity trading and transaction settlement, fundamental analysis and quantitative analysis services to Adviser when Adviser is acting as adviser or sub-adviser with respect to such Accounts.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.       Second Amendment to Exhibit A to Services Agreement. Exhibit A to the Services Agreement shall be, and here by is, supplemented with the following:

“3. Equity Trading and Transaction Settlement. The equity trading desks execute buy and sell order based on instructions provided by affiliated advisers. The trading staff either places orders electronically or contacts brokers to place orders, find liquidity and seek price levels. Upon completion of a transaction, the transaction settlement group works with the broker and the account custodian to ensure timely and accurate exchange of securities and monies.

4.	Fundamental Analysis. The equity investment analysts provide independent research and analysis of specific companies within a sector. Typically, analysis includes review of published reports, interviews of company management, on-site observation of company operations, and the use of various financial models. In addition, analysts read trade journals, attend industry conferences, and focus on trends within the sector and industry. Based on this proprietary analysis, the analyst makes buy, sell or hold recommendations to the Adviser.

5.	Quantitative Analysis. Quantitative analysts develop and apply financial models designed to enable equity portfolio managers and fundamental analysts to screen potential and current investments, assess relative risk and enhance performance relative to benchmarks and peers.

To the extent that such services are to be provided with respect to any Account which is a registered investment company, Categories 3, 4 and 5 above shall be treated as “investment advisory services” for purposes of Section 5(b) of the Agreement.”

2.       Miscellaneous. This Second Amendment shall be effective as of the date first above written upon its execution and delivery by each of the parties hereto. The Services Agreement, as amended by the Amendment and this Second Amendment with respect to Accounts for which the Adviser trades in equity securities, equity derivatives and other related equity investments as part of the investment strategy for the Account, shall remain in full force and effect. The Services Agreement, as amended by the Amendment, also shall remain in full force and effect without this Second Amendment with respect to Accounts for which the Adviser does not trade in equity securities, equity derivatives and other related equity investments as part of the investment strategy for the Account. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Second Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Second Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Second Amendment as of the date first above written.

FEDERATED INVESTMENT MANAGEMENT FEDERATED ADVISORY SERVICES COMPANY

COMPANY

By: /s/ John B. Fisher By: /s/ J. Christopher Donahue

Name: John B. Fisher Name: J. Christopher Donahue

Title: President Title: Chairman

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, dated as of January 1, 2004, that FEDERATED INVESTMENT MANAGEMENT COMPANY, a statutory trust duly organized under the laws of the State of Delaware (the “Adviser”), does hereby nominate, constitute and appoint FEDERATED ADVISORY SERVICES COMPANY, a statutory trust duly organized under the laws of the State of Delaware ("FASC"), to act hereunder as the true and lawful agent and attorney-in-fact of the Adviser, acting on behalf of each of the funds or accounts for which Adviser acts as investment adviser or subadviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such fund or account being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as Adviser, or FASC acting as agent for the Adviser pursuant to the Services Agreement dated as of January 1, 2004 between the Adviser and FASC (such agreement, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the “Services Agreement”), may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser or subadviser of each Fund under the Adviser’s investment advisory or subadvisory contract for such Fund (such investment advisory or subadvisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

The Adviser hereby ratifies and confirms as good and effectual, at law or in equity, all that FASC, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on FASC to act or assume responsibility for any matters referred to above or other matters even though FASC may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser from any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser or subadviser of any of the Funds.

The Adviser hereby agrees to indemnify and save harmless FASC and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to FASC herein to act on behalf of the Adviser, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of FASC's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to FASC herein to act on behalf of the Adviser, or the taking of any action under or in connection with any of the foregoing. The obligations of the Adviser under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by FASC on behalf of the Adviser during the term of this Limited Power of Attorney.

Any person, partnership, corporation or other legal entity dealing with FASC in its capacity as attorney-in-fact hereunder for the Adviser on behalf of any Fund is hereby expressly put on notice that FASC is acting solely in the capacity as an agent of the Adviser as agent for the Fund and that any such person, partnership, corporation or other legal entity must look solely to the Fund in question for enforcement of any claim against the Fund, as FASC assumes no personal liability whatsoever for obligations of the Fund entered into by FASC in its capacity as attorney-in-fact for the Adviser.

Each person, partnership, corporation or other legal entity which deals with a Fund through FASC in its capacity as agent and attorney-in-fact of the Adviser, is hereby expressly put on notice (i) that all persons or entities dealing with the Fund must look solely to the assets of the Fund on whose behalf FASC is acting pursuant to its powers hereunder for enforcement of any claim against the Fund, as the trustees, officers and/or agents of such Fund, the shareholders of the various classes of shares of the Fund, and the other Funds of the trust or corporation of which a Fund may be a series, assume no personal liability whatsoever for obligations entered into on behalf of such Fund, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund.

The execution of this Limited Power of Attorney by the Adviser acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of FASC pursuant to the power or authority granted to FASC under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund on whose behalf FASC was acting pursuant to the authority granted hereunder.

The Adviser hereby agrees that no person, partnership, corporation or other legal entity dealing with FASC shall be bound to inquire into FASC's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Adviser that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Services Agreement or as to any Fund upon the cancellation or termination of the Adviser’s Investment Advisory Contract for such Fund. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Adviser at any time provided that no such revocation or termination shall be effective until FASC has received actual notice of such revocation or termination in writing from the Adviser.

This Limited Power of Attorney constitutes the entire agreement between the Adviser and FASC and may be changed only by a writing signed by both of them, except that the Adviser may at any time change the list of Funds to which this Limited Power of Attorney relates by executing and delivering to FASC a later dated version of Schedule 1. This Limited Power of Attorney shall bind and benefit the respective successors and assigns of the Adviser and FASC; provided, however, that FASC shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Adviser or any Fund.

This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon FASC herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon FASC herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Adviser when the Adviser shall have executed at least one counterpart and FASC shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Adviser and FASC will execute sufficient counterparts so that FASC shall have a counterpart executed by it and the Adviser, and the Adviser shall have a counterpart executed by the Adviser and FASC. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Adviser has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

FEDERATED INVESTMENT MANAGEMENT COMPANY

By: /s/ Keith M. Schappert

Name Keith M. Schappert

Title: President

Accepted and agreed to this

January 1, 2004

FEDERATED ADVISORY SERVICES COMPANY

By: /s/ G. Andrew Bonnewell

Name: G. Andrew Bonnewell

Title: Vice President

Schedule 1

to Limited Power of Attorney

dated as of October 1, 2016

by FEDERATED INVESTMENT MANAGEMENT COMPANY (the Adviser "),

acting on behalf of each of the funds and accounts listed below, and appointing

FEDERATED ADVISORY SERVICES COMPANY

the attorney-in-fact of the Adviser

List of Funds and Accounts

Emerging Markets Core Fund

Federated Adjustable Rate Securities Fund

Federated Automated Cash Management Trust

Federated Automated Government Cash Reserves

Federated Bank Loan Core Fund

Federated Bond Fund

Federated California Municipal Cash Trust

Federated Capital Reserves Fund

Federated Connecticut Municipal Cash Trust

Federated Corporate Bond Strategy Portfolio

Federated Emerging Market Debt Fund

Federated Enhanced Treasury Income Fund

Federated Equity Advantage Fund

Federated Fixed Income Opportunity Fund

Federated Floating Rate Strategic Income Fund

Federated Florida Municipal Cash Trust

Federated Fund for U.S. Government Securities

Federated Fund for U.S. Government Securities II

Federated Georgia Municipal Cash Trust

Federated Government Cash Series

Federated Government Income Securities, Inc.

Federated Government Income Trust

Federated Government Obligations Fund

Federated Government Obligations Tax-Managed Fund

Federated Government Reserves Fund

Federated Government Ultrashort Duration Fund

Federated High Income Bond Fund II

Federated High Income Bond Fund, Inc.

Federated High Yield Strategy Portfolio

Federated High Yield Trust

Federated Institutional High Yield Bond Fund

Federated Intermediate Corporate Bond Fund

Federated Intermediate Municipal Trust

Federated International Bond Fund

Federated International Bond Strategy Portfolio

Federated Liberty U.S. Government Money Market Trust

Federated Managed Risk Fund

Federated Managed Tail Risk Fund II

Federated Managed Volatility Fund

Federated Managed Volatility Fund II

Federated Managed Volatility Strategy Portfolio

Federated Massachusetts Municipal Cash Trust

Federated Master Trust

Federated Michigan Intermediate Municipal Trust

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Institutional Money Market Management

Federated Mortgage Core Portfolio

Federated Mortgage Fund

Federated Mortgage Strategy Portfolio

Federated Municipal Cash Series

Federated Municipal High Yield Advantage Fund

Federated Municipal Obligations Fund

Federated Municipal Securities Fund, Inc.

Federated Municipal Trust

Federated Municipal Ultrashort Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated New York Municipal Income Fund

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Cash Trust

Federated Pennsylvania Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

Federated Premier Municipal Income Fund

Federated Prime Cash Obligations Fund

Federated Prime Cash Series

Federated Prime Money Fund II

Federated Institutional Prime 60 Day Max Money Market Fund

Federated Institutional Prime Obligations Fund

Federated Institutional Prime Value Obligations Fund

Federated Project and Trade Finance Core Fund

Federated Project and Trade Finance Tender Fund

Federated Quality Bond Fund II

Federated Real Return Bond Fund

Federated Short-Intermediate Duration Municipal Trust

Federated Short-Intermediate Total Return Bond Fund

Federated Short-Term Income Fund

Federated Strategic Income Fund

Federated Tax-Free Obligations Fund

Federated Institutional Tax-Free Cash Trust

Federated Total Return Bond Fund

Federated Total Return Government Bond Fund

Federated Trade Finance Income Fund

Federated Treasury Cash Series

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Federated U.S. Treasury Cash Reserves

Federated Ultrashort Bond Fund

Federated Unconstrained Bond Fund

Federated Virginia Municipal Cash Trust

High Yield Bond Portfolio

Short Fixed Income Fund

AS - Federated High Yield Bond Fund

AS - Federated High Yield Portfolio

BB&T Funds Prime Money Market

Chesapeake Investors

Gartmore- Federated GVIT High Income

Great West- Maxim Federated Bond Fund

IDEX Federated Tax Exempt

ONatl - High Income Bond Portfolio

SA - Corporate Bond Portfolio

Trav - High Yield Portfolio